Exhibit 99.1

LITHIA MOTORS PROVIDES UPDATE ON SHARE REPURCHASES FOR THE FOURTH QUARTER AND FULL-YEAR 2006

MEDFORD, OREGON, February 16, 2007 (12:00 p.m. Pacific Time) – Lithia Motors, Inc. (NYSE: LAD) today provided and update on its share repurchases for the fourth quarter and full-year 2006.

The company currently has a 1,000,000 share repurchase program in place. Prior to the beginning of 2006, 60,231 shares had been purchased. In 2006 the company purchased 196,600 shares, of which 113,600 were purchased in the fourth quarter. This leaves 743,169 shares still available for repurchase under the program.

About Lithia

Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 28 brands of new vehicles at 104 stores, which are located in 45 markets within 15 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com – go to Investor Relations